PRESS RELEASE

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FIRST CITIZENS ANNOUNCES STAFF ADDITION

Katie Winchester, CEO and President of First Citizens National Bank announced the addition of Laura Beth Butler to the Bank's management team as Chief Financial Officer and Senior Vice President. "Laura Beth brings a wealth of accounting and bank audit experience to First Citizens. She replaces Jeffrey Dean Agee who has served as First Citizens' CFO since 1993. As Executive Vice President, Jeff will become more involved in the day to day management of First Citizens. We are pleased that Laura Beth has chosen to further her accounting career by serving as our CFO and look forward to a long and successful relationship." Laura is a Magna Cum Laude graduate of the University of Memphis with a Bachelors of Science degree in Accounting, receiving her Certification of Public Accountancy in 1999. She is a member of the Tennessee Society of Certified Public Accountants where she serves as President-Elect of the West Tennessee Chapter and serves as a member of the General Council. Laura previously served on the organization's Financial Institutions Committee. She also is a member of the American Institute of Certified Public Accountants and is a founding member of "GRACE", Good Reason to Act with Care and Effort of West Tennessee. She and her husband, Joe, have one son, Hayden. You may contact Butler by calling 731-287-4580 or e-mail lbutler@firstcitizens-bank.com